Exhibit 10.4

THIRD AMENDMENT

TO THE

RUDDICK CORPORATION DIRECTOR DEFERRAL PLAN

(January 1, 2008 Restatement)

By the authority granted the undersigned officer of Harris Teeter Supermarkets, Inc. (f/k/a Ruddick Corporation), this Third Amendment to the Ruddick Corporation Director Deferral Plan (“Plan”) is hereby adopted and approved as follows:.

1.	Section 1 of the Plan shall be amended and restated in its entirety as follows:

Name:

This plan shall be known as the “Harris Teeter Supermarkets, Inc. Director Deferral Plan” (f/k/a the “Ruddick Corporation Director Deferral Plan”) (the “Plan”).

2.	The first sentence of the first paragraph of Section 2 of the Plan shall be amended and restated in its entirety as follows:

Harris Teeter Supermarkets, Inc. (f/k/a Ruddick Corporation) (the "Corporation") originally established this Plan effective January 1, 1998 for the purpose of providing the nonemployee members of its Board of Directors with the opportunity to defer payment of all (but not any portion of) the annual retainer fee and/or the regularly-scheduled or duly-called Board of Directors meetings fees payable during a year.

3.	Section 6(b)(iii) of the Plan shall be amended and restated in its entirety as follows:

(iii) the termination of the Plan, provided that the termination does not occur proximate to a downturn in the financial health of Harris Teeter Supermarkets, Inc., if all arrangements that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) are terminated, no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the Plan termination, and no new arrangement that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) is adopted within three (3) years following the Plan termination, as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(C); or

IN WITNESS WHEREOF, this Third Amendment to the Ruddick Corporation Director Deferral Plan is adopted effective April 2, 2012.

HARRIS TEETER SUPERMARKETS, INC.

By: /S/ JOHN B. WOODLIEF

John B. Woodlief, Executive Vice President
and Chief Financial Officer